Exhibit 10.11

[LOGO – REALTOR]	EXCLUSIVE RIGHT TO SELL AGREEMENT	[LOGO – Equal Housing Opportunity]
Adopted by the Bay County REALTOR® Association

In consideration of your agreement to use our efforts to find a purchaser for the real property described herein and to file, disseminate and distribute such information to the members of the Bay County REALTOR® Association and its Multiple Listing Service, also with any multiple listing service or any other medium selected by Broker and provide any such multiple listing service with a copy of this contract, any changes in this contract and any post-closing information, including the sale price and terms, I/we hereby grant to you the exclusive right to sell from the date of this agreement to 11 p.m. on __06-30-11_, 20 _11__ to sell the property described as:

(Full mailing address)________ 118 Heyn Street, Saginaw, Michigan 48602_______________________ ________________.   For the sum of $________59,900_______ cash, or upon any other price, term, or exchange to which I/we may hereafter consent.  Furthermore, I/we authorize the holder of any note or contract secured by the property as noted above, to disclose to the listing Broker the amount owing and the terms thereof.  Any additional offer(s) shall be presented to the Seller up to the date of closing.

1.  PROPERTY INCLUDES:  All buildings, built-in appliances, lighting fixtures, plumbing  and plumbing fixtures, heating fixtures, electrical and electrical fixtures (including ceiling fans), radio and/or television antenna with any mechanical devices, shades, awnings, shutters, window blinds, storm windows & doors, curtain & drapery rods, hard wired or screwed on smoke and/or carbon monoxide detectors, all floor coverings (except area rugs), fireplace glass doors and/or fireplace screens, mechanical door opener and controls, water softener (unless rented), plantings, trees, inground or above ground pools, equipment & accessories; invisible fence, equipment & accessories; installed basketball backboards & related equipment; installed outdoor grills, fences, mailboxes, sheds, if any; all gas, oil, and mineral rights owned by Seller.

2.  COMMISSION: If, during the term of this listing, I/we, you (Seller will refer to Broker all inquiries about the property received during the term of this contract.) or anyone else sell or exchange the property or produce a purchaser ready, willing and able to purchase the property or make exchange therefore on the terms listed herein or on other terms acceptable to me/us, or if, within ___ months after this listing expires, I/we or anyone else other than another Listing Broker sell or exchange the property to or with anyone with whom or to whom I/we, you, any sub-agent engaged by you or anyone else, during the period of this listing, had negotiations for the sales of the property, exhibited the property or had oral or written contract as a prospective purchaser for the property, then I/we will pay you a commission of  ___$2,500____ of sale.  In the event of exchange or trade, you are authorized to represent and receive compensation from both parties to the transaction.  In no event shall any commission hereunder be less than _______N/A________ of sales value.

3.

PARTICIPATION IN MULTIPLE LISTING SERVICE: Broker may submit the property to the Multiple Listing Service (MLS) and may also submit information to other MLS sites and/or marketing media:  (each option to be indicated yes or no)

YES	No
	X	A.

Offer a portion of the total commission due as compensation for producing an acceptable offer while acting as a sub-agent.  The portion of the commission offered to sub-agents shall be not more than _____ percent of the sale price or $_______________.

X		B.

Offer a portion of the total commission due as compensation for producing an acceptable offer to purchase while acting as a Buyer’s agent.  The portion of the commission to Buyer’s agents shall not be more than ___100___percent of the sale price or $___2,500.00___.

C.

Offer a portion of the total commission due as compensation for producing an acceptable offer to purchase while acting as a transaction coordinator.  The portion of the commission offered to transaction coordinators shall not be more than _____ percent of the sale price or $____________.

In the event an agent of the Broker procures a Buyer who has contracted with the Broker to act as a Buyer’s Agent, Broker and Seller agree that they (__X__ shall) (_____ shall not) enter into a disclosed dual agency agreement.

4.

TITLE: Seller warrants that no other property holds an ownership interest in the property.  In the event that Broker produces a buyer upon the terms and conditions set forth herein, Seller agrees to convey the property by a good and sufficient warranty deed upon payment of the purchase price.  Seller agrees to furnish a Seller’s policy of title insurance in the amount of purchase price.  Such policy of title insurance shall be subject to such easements and restrictions of record, which do not unduly burden the premises but shall be free from all other liens or encumbrances.

5.

DEFAULT:  If a sale is not consummated because of the Seller’s refusal to perform, then the full commission shall be due and payable upon such refusal.  If sale is not consummated because of the Buyer’s failure to perform and the deposit made is forfeited, Seller agrees that said deposit shall be applied first to reimburse the listing Broker for all expenses incurred by the listing Broker on the Sellers behalf in performance of the Seller’s obligations including but not limited to, abstracting charges, counsel, and fees of public officers and that the remainder of such deposit (but not in excess of the amount of the full commission) shall be retained by the listing Broker in full payment for services rendered in this transaction.

6.

POSSESSION TO PURCHASER will be given     _immediate___ days from date of closing the sale or exchange.  All utilities including water shall be paid by Seller to date of possession.  Possession on any portion of the premises occupied by a tenant shall be on the date of closing subject to rights of the tenants and rentals shall be prorated to date of closing.

Seller Initials ___MK__      Seller Initials _______

Revised 02/08

Exhibit 10.11

7.

DISCLOSURE OF EXISTING CONTRACTS:  REALTORS® shall disclose the existence of an accepted offer to any Broker seeking cooperation.  REALTORS®, in response to inquires from Buyers or cooperating Brokers shall, with the Sellers’ approval, divulge the existence of offers on the property.

Seller Initials ___MK__      Seller Initials _______

Revised 02/08

8.

SHOWING PROPERTY/DUAL AGENCY: Seller understands and agrees that REALTOR®/Broker can show Seller’s property to, and obtain offers from, all prospective buyers, including buyers with whom REALTOR®/Broker has an agency relationship.  In the event a buyer which REALTOR®/Broker has an agency relationship shall become interested in the Property, REALTOR®/Broker shall notify both the Seller and the buyer of its intention to represent both and obtain both parties’ written consent to the dual agency.  REALTOR®/Broker will preserve any confidential information obtained during an agency relationship with a buyer and will not use such confidential information to the detriment of that buyer.  Seller acknowledges and agrees that the preservation of this confidential information shall not constitute a breach of any fiduciary duty owed by REALTOR®/Broker to Seller.  Seller also understands and agrees that as part of marketing the Property, REALTOR®/Broker will show potential buyers properties other than Seller’s and provide such buyers with information on the selling prices in the area.

9.

INDEMNIFICATION:  Seller shall indemnify and hold harmless Broker and Broker’s Agents and subagents from any and all liability for any reason as a result of injury to person(s) or damage to, or loss of property arising out of showing Seller’s home and/or open houses for Seller’s home pursuant to this listing.  Subject to showing office policy, Seller understands that a Broker, Agent, or Subagent may not be present during any or all of the following activities:  Showings, Open Houses, Inspections, Appraisals, etc.

10.

PICTURES/SIGNS/SHOWINGS: Broker may photograph the property and publish pictures, advertise the availability of the property through any other medium, place a “for sale” sign on the property and remove other “for sale” signs, keep a key, install a lockbox and show the property at reasonable hours.  Seller acknowledges that the use of certain advertising will result in the contents of the property being made known to third parties and consents to such advertising.  In addition, Seller agrees that such access to said premises shall carry no obligations or responsibility of Listing Broker or its agents for maintenance including the heating of said premises, snow or ice removal, and yard maintenance.  Seller agrees to provide adequate liability insurance whether the premises is occupied or vacant.

11.

NON-DISCRIMINATION CLAUSE:  It is agreed by the Broker and the Seller, or lessor, parties to this listing agreement, that as required by law, discrimination because of race, color, age, religion, sex, disability, familial status or national origin by said parties in respect to the sale or lease of the subject property is prohibited.

12.

HEIRS AND SUCCESSORS:  This contract binds Seller, Broker, their personal representatives and heirs, and anyone succeeding to their interest in the property.

13.

UNPLATTED LANDS:  If this is an unplatted parcel, the Seller agrees to grant to the buyer the right to make ___-0-___ division(s) under Section 108 of the Land Division Act, Act No. 288 of the Public Acts of 1967.  The word “zero” or a specific number should be inserted in the space designated above.   If this parcel is a new division, [Seller represents that the local municipality has approved this parcel, or] this sale is subject to said municipal approval.

14.

LIMITATION:  Seller(s) and Broker agree that any and all claims or lawsuits between the parties relating to this contract must be filed no more than six (6) months after the date of termination of this contract.  The parties waive any statute of limitations to the contrary.

15.

SEVERABILITY:  If any part of this Agreement is determined to be invalid it shall not effect the remaining portions of this Agreement which shall remain in full force and effect.

16.

SELLERS’ RECEIPT:  I/we acknowledge that I/we have read the listing contract and that the information given is true and accurate to the best of my/our knowledge and belief, intending that you rely thereon, and I/we hereby acknowledge receipt of a copy of this contract.

17. OTHER CONDITIONS:

18.

SELLER(S) SIGNATURE(S)

Signature:	/s/Michael A. Kazee for American Realty Fund Corporation			Date:	9-21-10
Print Name:	Michael	A.	Kazee
	(First)	(Middle)	(Last)	Home Ph.	909-493-2793

Seller email address:				Work Ph:

Seller ( ) is	( ) is not a U.S. Citizen

Signature:				Date:
Print Name:
	(First)	(Middle)	(Last)	Home Ph.

Seller email address:				Work Ph:

Seller ( ) is	( ) is not a U.S. Citizen

19.

SALESPERSON’S SIGNATURE

This contract accepted by: (Salesperson’s Signature)			for Broker
Print Name:	Nathan Paice	Date:	9/21/10
Office Name/Address:	1 Star Realty & Mortgage Services	Office Ph:	909-671-9690
501 S. Euclid Ave, Bay City, MI 48706

Revised 02/08